Exhibit 99.1

ActivIdentity Reports Fiscal First Quarter 2008 Financial Results

Company delivers 12 percent quarter over quarter revenue growth

FREMONT, Calif., February 11, 2007— ActivIdentity Corporation (NASDAQ: ACTI), a global leader in digital identity assurance, today announced its financial results for its fiscal first quarter ended December 31, 2007.

Revenue for the quarter ended December 31, 2007 was $15.4 million, compared to $13.8 million for the quarter ended September 30, 2007, representing quarter-over-quarter revenue growth of 12%.

Net loss for the quarter ended December 31, 2007 was $3.9 million, or $0.09 per basic and diluted share, compared to a net loss of $1.7 million, or $0.04 per basic and diluted share for the three months ended September 30, 2007. The net loss included $0.9 million and $0.2 million of severance expenses related to our global cost reduction program for the December quarter and the September quarter, respectively. Excluding these charges, our non-GAAP net loss for the first quarter of fiscal 2008 was $3.0 million or $0.07 per basic and diluted share, compared to a non-GAAP net loss of $1.6 million or $0.03 per share for the fourth quarter of fiscal 2007.

Fiscal First Quarter Financial Highlights:

•                  Operating expenses during the quarter were $14.7 million including approximately $0.9 million for headcount related expenses as a result of our global cost reduction efforts.

•                  Gross profit, including amortization of technology and stock based compensation in the first quarter of fiscal 2008 was $9.7 million compared to $9.4 million in the fourth quarter of fiscal 2007. Gross margins were 63% in the first quarter of fiscal 2008 versus 68% in the fourth quarter of fiscal 2007.

•                  Cash, cash equivalents, and short-term investments were $121.3 million at December 31, 2007 compared to $121.7 million in the quarter ending September 30, 2007.

“We continue to work diligently to improve our top-line as we see the current demand environment for smart cards growing in the enterprise sector”  said Thomas Jahn, ActivIdentity’s CEO.

Conference Call Details

ActivIdentity will host its earnings conference call to discuss results of its first quarter fiscal 2008 at 1:30 p.m. PST (4:30 p.m. EST) this afternoon.  There will be a live audio web cast and dial in to the conference call.

Live audio web cast:  The conference call web cast will be available on the investor relations section of the Company’s website at http://www.actividentity.com/en/investors/index.php.  A replay of the web cast will be available approximately two hours after the conclusion of the call through February, 25 2008.

Dial-in conference call:  To access the conference call within the U.S. or Canada, please dial (877) 292-2820 and enter conference ID 33525185.  To access the conference call outside the U.S. or Canada please dial (706) 679-4390 and enter conference ID 33525185.

Audio Replay: An audio replay of the conference call will also be available approximately two hours following the conclusion of the call and will remain available through February 25, 2008.  To access the audio replay, please dial (800) 642-1687 or, from outside the U.S., (706) 645-9291 and enter conference ID number 33525185.

About ActivIdentity

ActivIdentity® Corporation (NASDAQ: ACTI) identity solutions secure the business of enterprise, government, healthcare, and financial services organizations worldwide. Trusted identity is the core of the ActivIdentity platform enabling security for data, networks, applications, passwords and credentials, web, email and documents, transactions as well as converged security.

ActivIdentity solutions support the convergence of physical and logical identity through strong authentication with smart card lifecycle management, adding enterprise single sign on, and data encryption and digital signature.

ActivIdentity customers experience multiple benefits including increased network security, protection against identity theft and online fraud, enhanced workforce productivity, business process efficiencies, and regulatory compliance.

For more information, visit www.actividentity.com.

ActivIdentity and ActivCard are registered trademarks in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements Safe Harbor

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include risks relating to our history of losses and need for revenue growth and cost containment, the integration of acquired business and technologies, the variability of our quarterly results, and other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). Copies of these filings are available from the Company and on the SEC’s Web site at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Director of Investor Relations:

Mahima Patnaik

ActivIdentity Corporation

510-745-6275

ActivIdentity Corporation
Condensed Consolidated GAAP Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2007	2007	2006

Revenue:
Software	$5,928	$5,768	$6,780
Hardware	4,182	3,116	3,729
Maintenance and support	5,323	4,886	4,106

Total revenue	15,433	13,770	14,615

Cost of revenue:
Software	873	936	756
Hardware	2,367	1,500	1,906
Maintenance and support	1,910	1,298	1,047
Amortization of acquired developed technology and patents	602	618	792

Total cost of revenue	5,752	4,352	4,501

Gross profit	9,681	9,418	10,114

Operating expenses:
Sales and marketing	6,899	6,229	5,820
Research and development	4,753	5,022	4,993
General and administration	3,114	2,340	2,885
Restructuring expense (recovery)	(73)	—	—
Amortization of acquired intangible assets	41	42	48

Total operating expenses	14,734	13,633	13,746

Loss from operations	(5,053)	(4,215)	(3,632)

Other income (expense):
Interest income, net	1,620	1,714	1,388
Other income (expense), net	(477)	1,009	867

Total other income, net	1,143	2,723	2,255

Loss before income tax and minority interest	(3,910)	(1,492)	(1,377)
Income tax provision	(43)	(274)	(15)
Minority interest	6	20	(2)

Net loss	$(3,947)	$(1,746)	$(1,394)

Basic and diluted net loss per share	$(0.09)	$(0.04)	$(0.03)

Shares used to compute basic and diluted net loss per share	45,741	45,728	45,625

ActivIdentity Corporation
Condensed Consolidated GAAP Balance Sheets
(In thousands)

	December 31,	September 30,
	2007	2007 (1)
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$34,726	$30,639
Short-term investments	86,600	91,084
Accounts receivable, net of allowance for doubtful accounts	13,321	14,566
Inventories, net	2,200	2,146
Prepaid and other current assets	1,554	2,077

Total current assets	138,401	140,512

Property and equipment, net	3,829	4,267
Other intangible assets, net	6,052	6,695
Other long-term assets	1,105	1,104
Goodwill	35,874	35,874

Total assets	$185,261	$188,452

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,369	$2,116
Accrued compensation and related benefits	6,376	6,942
Current portion of accrual for restructuring liability	659	733
Accrued and other current liabilities	3,965	3,484
Current portion of deferred revenue	10,674	10,349

Total current liabilities	23,043	23,624

Deferred revenue, net of current portion	3,511	2,752
Accrual for restructuring liability, net of current portion	1,425	1,574
Long-term deferred rent	706	705
Other long-term liabilities	479	—

Total liabilities	29,164	28,655

Minority interest	346	354

Stockholders’ equity:
Common stock	46	46
Additional paid-in capital	424,039	423,242
Accumulated deficit	(250,543)	(246,501)
Accumulated other comprehensive loss	(17,791)	(17,344)

Total stockholders’ equity	155,751	159,443

Total liabilities and stockholders’ equity	$185,261	$188,452

(1) Derived from audited consolidated financial statements.

ActivIdentity Corporation
Condensed Consolidated GAAP Statement of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2007	2006

Cash flows from operating activities:
Net loss from operations	$(3,947)	$(1,394)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities used by operating activities:
Depreciation and amortization of fixed assets	469	399
Amortization of acquired developed technology and patents	602	792
Non-realized foreign exchange (gain) loss	362	(971)
Amortization of acquired intangible assets	41	48
Stock-based compensation expense	772	711
Loss on disposal of property and equipment	21	—
Minority interest in ActivIdentity Europe S.A	(6)	2
Changes in:
Accounts receivable	1,297	8,845
Inventories	(32)	(613)
Prepaid and other current assets	343	148
Accounts payable	(755)	1,633
Accrued compensation and related benefits	(571)	(701)
Accrual for restructuring liability	(225)	(165)
Accrued and other liabilities	945	219
Deferred revenue	1,063	(564)
Net cash provided by operating activities	379	8,389

Cash flows from investing activities:
Purchases of property and equipment	(55)	(846)
Purchases of short-term investments	(23,062)	(34,515)
Proceeds from sales and maturities of short-term investments	26,805	32,041
Cash used in acquisitions, net of cash received	—	—
Other long-term assets	1	—
Net cash provided by (used in) investing activities	3,689	(3,320)

Cash flows from financing activities:
Proceeds from exercise of options, rights and warrants	25	—
Net cash provided by financing activities	25	—

Effect of exchange rate changes	(6)	335
Net increase in cash and cash equivalents	4,087	5,404
Cash and cash equivalents, beginning of period	30,639	11,477

Cash and cash equivalents, end of period	$34,726	$16,881

ActivIdentity Corporation
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2007	2007	2006

Reported net loss (GAAP basis)	$(3,947)	$(1,746)	$(1,394)

Severance expenses	908	211	30

Tax effect of non-GAAP adjustments	(10)	(39)	—

Non-GAAP net loss (net of taxes)	$(3,049)	$(1,574)	$(1,364)

Non-GAAP basic and diluted loss per share excluding the effects of severance expenses:

Loss per share basic and diluted	$(0.07)	$(0.03)	$(0.03)

Shares used in the calculation of non-GAAP basic and diluted loss per share	45,741	45,728	45,625

The Company’s non-GAAP measures set forth above exclude charges related to severance. The Company’s management uses non-GAAP net loss and non-GAAP net  loss per share to evaluate the Company’s current operating results and financials results and to compare them against historical financial results. The Company excludes  severance expenses and the related tax effects primarily because they are significant estimates which management separates for consideration when evaluating and managing  business operations.

In addition, the Company believes that providing investors with these non-GAAP measurements enhances their ability to compare the Company’s business against that of its  many competitors who employ and disclose similar non-GAAP measures. This financial measure may be different from non-GAAP methods of accounting and reporting used  by the Company’s competitors to the extent their non-GAAP measures include other items. The presentation of this additional information should not be considered a substitute  for net loss or net loss per share prepared in accordance with GAAP.